AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
                                                       ON JUNE 1, 1995
                            REGISTRATION NO. 33-______________________


                  SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549


                               FORM S-8
                        REGISTRATION STATEMENT
                                 Under
                      The Securities Act of 1933


                    ADVANCED LOGIC RESEARCH, INC.
        (Exact name of Registrant as specified in its charter)


          DELAWARE                                    33-0084573
 (State or other jurisdiction                      (I.R.S. Employer
of incorporation or organization)                Identification No.)

                          9401 JERONIMO ROAD
                     IRVINE, CALIFORNIA 92718-1908
           (Address of principal executive offices) (Zip code)


                     FLEXIBLE STOCK INCENTIVE PLAN
                       (Full title of the Plan)


                                GENE LU
     CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                     ADVANCED LOGIC RESEARCH, INC.
           9401 JERONIMO ROAD, IRVINE, CALIFORNIA 92718-1908
                            (714) 581-6770
  (Telephone number, including area code, of agent for service)





                     CALCULATION OF REGISTRATION FEE



                                                            Proposed                Proposed
 Title of                                                   Maximum                 Maximum
Securities                           Amount                 Offering                Aggregate           Amount of
to be                              to be                   Price                 Offering          Registration     Registered
                       Registered<F1>          per Share<F2>            Price<F2>             Fee



Options to purchase                  1,780,390                  N/A                    N/A                  N/A      Common
Stock

Common Stock,                     1,780,390 shares            $5.875              $10,459,791.25         $3,606.82  $0.01 par
value




<F1>     This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Flexible Stock
Incentive Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of
outstanding shares of Common Stock of Advanced Logic Research, Inc.

<F2>     Calculated solely for purposes of this offering under Rule
457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of Common Stock of Advanced Logic Research, Inc. on May 26, 1995, as reported by the
Nasdaq National Market.


                             TOTAL PAGES _____
                         EXHIBIT INDEX ON PAGE _____

                                PART II

           INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         Advanced Logic Research, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1994, filed with the SEC on December 23, 1994;

         (b)      (1)      The Registrant's Quarterly Report on Form 10-Q
for the fiscal quarter ended December 31, 1994 filed with the SEC on February 14, 1995;

                  (2) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1995 filed with the SEC on May 15, 1995; and

         (c) The Registrant's Registration Statement No. 33-40369 on Form S-1 filed with the SEC on May 3, 1991, as amended on May 17, 1991 and May 23, 1991, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

         (d) Any similar report filed subsequently with the SEC and distributed to the Registrant's stockholders.

         All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.


ITEM 4.  DESCRIPTION OF SECURITIES

         Not Applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not Applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         As authorized by the Delaware General Corporation Law, as amended (the "Delaware Law"), the Registrant's charter documents provide that no director of the Registrant will be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases and
(iv) for any transaction from which the director derives an improper personal benefit. The effect of this provision is to eliminate the rights of the Registrant and its stockholders (through stockholders' derivative suits on behalf of the Registrant) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (iv) above. This provision does not limit or eliminate the rights of the Registrant or any stockholder to seek nonmonetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. In addition, the Registrant's charter documents provide for indemnification of the directors and officers of the Registrant to the fullest extent authorized under Delaware Law, and that if the Delaware Law is amended to authorize broader indemnification of officers and directors or the further elimination or limitation of the liability of a director, then such indemnification shall be increased and such liability shall be eliminated or limited to the fullest extent permitted by the Delaware Law, as so amended.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.


ITEM 8.  EXHIBITS

EXHIBIT NO.      EXHIBIT

    5            Opinion of Brobeck, Phleger & Harrison.

    23.1         Consent of Independent Accountants -- KPMG Peat
                 Marwick LLP.

    23.2 Consent of Brobeck, Phleger & Harrison is contained in Exhibit 5.

    24           Power of Attorney.  Reference is made to page
                 II-4 of this Registration Statement.

    99.1         Flexible Stock Incentive Plan.

    99.2         Form of Incentive Stock Option Agreement.

    99.3         Form of Non-Qualified Stock Option Agreement.

    99.4         Form of Non-Qualified Stock Option Agreement.

    99.5         Form of Restricted Stock Purchase Agreement.

    99.6         Form of Restricted Stock Bonus Agreement.

ITEM 9.  UNDERTAKINGS

         A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "1933 Act"), (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold upon the termination of the Registrant's Flexible Stock Incentive Plan.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnity provisions incorporated by reference in Item 6, or otherwise, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                          SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California on this 25th day of May 1995.


                                        ADVANCED LOGIC RESEARCH, INC.


                                        By: /S/GENE LU

                                            Gene Lu
                                            Chairman of the Board,
                                            President
                                            and Chief Executive Officer



                         POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

           That the undersigned officers and directors of Advanced Logic Research, Inc., a Delaware corporation, do hereby constitute and appoint Gene Lu and Ronald J. Sipkovich, and each of them, the lawful attorneys-in-fact and agents, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, or either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulation or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

           IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

           Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


SIGNATURES                  TITLE                     DATE




/S/GENE LU               Chairman of the Board,       May 25, 1995
Gene Lu                  President and Chief
                         Executive Officer
                         (Principal Executive
                         Officer)

SIGNATURES               TITLE                        DATE




/S/RONALD J. SIPKOVICH   Vice President,              May 25, 1995
Ronald J. Sipkovich      Finance and
                         Administration,
                         Chief Financial
                         Officer and Secretary
                         (Principal Financial
                         and Accounting
                         Officer)




/S/PHILIP A. HARDING     Director                     May 25, 1995
Philip A. Harding




/S/THERESE E. MYERS      Director                     May 25, 1995
Therese E. Myers




/S/KENNETH W. SIMONDS    Director                     May 25, 1995
Kenneth W. Simonds




/S/CHUN WIN WONG         Director                     May 25, 1995
Chun Win Wong

               SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C.  20549


                            EXHIBITS

                               TO

                            FORM S-8

                              UNDER

                      SECURITIES ACT OF 1933


                   ADVANCED LOGIC RESEARCH, INC.

                          EXHIBIT INDEX




                                             Sequentially Numbered
EXHIBIT NO.    EXHIBIT                                        PAGE


     5         Opinion of Brobeck, Phleger & Harrison.

     23.1      Consent of Independent Accountants -- KPMG Peat
               Marwick LLP.

     23.2 Consent of Brobeck, Phleger & Harrison is contained in Exhibit 5.

     24        Power of Attorney.  Reference is made to page
               II-4 of this Registration Statement.

     99.1      Flexible Stock Incentive Plan.

     99.2      Form of Incentive Stock Option Agreement.

     99.3      Form of Non-Qualified Stock Option Agreement.

     99.4      Form of Non-Qualified Stock Option Agreement.

     99.5      Form of Restricted Stock Purchase Agreement.

     99.6      Form of Restricted Stock Bonus Agreement.